Exhibit 99.1

PRESS RELEASE IMMEDIATE RELEASE

Aviragen Therapeutics Issues Letter to Stockholders

Reiterates Benefits of Proposed Merger with Vaxart

Urges All Aviragen Stockholders to Vote FOR the Proposed Merger on the WHITE Proxy Card Today

ATLANTA, Jan. 24, 2018 (GLOBE NEWSWIRE) – Aviragen Therapeutics, Inc. (NASDAQ: AVIR) today issued a letter to stockholders urging them to vote FOR the Company’s proposed merger with Vaxart at its Special Meeting of Stockholders on February 6, 2018.

In the letter, Aviragen notes that the Company Board of Directors unanimously recommends that stockholders vote FOR the proposed merger on the WHITE proxy card. The letter also highlights that:

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Compared to the Company’s current market capitalization of approximately $24 million[i], the potential value in the merger of your Aviragen shares is $106 million, based on the value of comparable companies.

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Aviragen stockholders will have the opportunity to participate in the significant upside potential of the combined company, which will be focused on developing Vaxart’s oral recombinant vaccines and Aviragen’s direct-acting antivirals to treat infections having limited therapeutic options.

●	The Company’s Board conducted an extensive and diligent evaluation of strategic alternatives before unanimously agreeing the merger with Vaxart is in the best interest of all Aviragen stockholders.

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The merger is opposed by a small group of stockholders. This group has offered Aviragen stockholders no alternative value creating plan to the proposed merger with Vaxart and is seeking to elect a Board that has little or no experience in the biotechnology industry. The group is led by Digirad, which made only a $681 investment in the Company, and whose Chairman, together with his associates, was found by the SEC to have violated securities laws and paid over $200,000 in fines and agreed to a cease and desist to settle those charges.

The full text of the letter is below:

January 24, 2018

Dear Fellow Stockholder,

Aviragen’s Special Meeting of Stockholders to approve our proposed merger with Vaxart – scheduled for February 6, 2018 – is fast approaching.

Aviragen Therapeutics 2500 Northwinds Parkway, Suite 100 Alpharetta, GA 30009 Tel: (678) 221-3343

At this meeting, you have an important choice to make regarding the future of Aviragen. Your Board of Directors has conducted an extensive review of strategic alternatives available to the Company, and unanimously believes that the proposed merger with Vaxart is in the best interests of and maximizes value for all Aviragen stockholders. We believe that in approving the merger, you will have shares that have the potential for substantial appreciation in the near- and long-term – shares in a company with leadership that has deep experience in biotechnology and drug development.

A small group of dissident stockholders – who call themselves the Concerned Aviragen Shareholders (“CAS”) Group – disagree with your Board’s recommendation. Instead, this group is pursuing an activist campaign against the transaction so that they have the opportunity to nominate individuals for election to the Company’s Board at our upcoming Annual Meeting. The CAS Group has assembled a collection of participants with little or no experience in the biotechnology industry and has told you nothing about what they propose to do with your Company other than to suggest that they will also explore “strategies” if they are able to have their nominees elected to the Board. This will dissipate the Company’s cash resources and make your investment in Aviragen less valuable. Your Board believes that this group is conducting a self-serving campaign at the expense of all Aviragen stockholders.

Together, Aviragen and Vaxart will be poised to create meaningful value for stockholders. Accordingly, your Board urges you to vote FOR the proposals necessary to approve the Vaxart merger, which the Board believes maximizes value for all Aviragen stockholders.

CREATING A LEADING VACCINE COMPANY WITH MULTIPLE OPPORTUNITIES FOR VALUE CREATION

The proposed merger of Aviragen and Vaxart will result in a clinical-stage pharmaceutical company focused on developing Vaxart’s oral recombinant vaccines and Aviragen’s direct-acting antivirals to treat infections that have limited therapeutic options. Vaxart’s oral tablet vaccines have the potential to be major products in the worldwide vaccine market. If Vaxart’s products under development are successfully completed, vaccinations now requiring injections could be administered by taking a pill, reducing the cost of vaccination and increasing the ability to provide vaccinations globally. In a head-to-head comparison with a leading injectable influenza vaccine, Vaxart’s oral tablet vaccine delivered clinical proof of efficacy, and an excellent safety profile that we believe significantly de-risks the platform for all of its programs.

We believe there is substantial economic upside to Vaxart’s transformative technology, and that the 40 percent interest that Aviragen and its stockholders will have in this technology will produce substantial value for you, in addition to the potential value of our current anti-viral therapeutics. We believe that the financial resources of the combined company and the experienced biotechnology management and directorial team maximize the likelihood of success.

Aviragen Therapeutics 2500 Northwinds Parkway, Suite 100 Alpharetta, GA 30009 Tel: (678) 221-3343

Following completion of the transaction, the combined company will be well-financed with a cash runway through the second quarter of 2019. This will enable us to achieve value creating milestones that include efficacy data from Aviragen’s BTA074 HPV Phase 2 data, Vaxart’s Phase 2 norovirus vaccine data, and the filing of additional INDs for new programs. The estimated size of these various markets is below:

Market	Global Vaccines	Seasonal Influenza Vaccines	HPV Therapeutic	Cervical Cancer	Norovirus (in the United States)
Annual Estimated Market Size	More than $30 billion (in annual sales)	$2.7 billion	$1.6 billion	$11.3 billion	$5.5 billion (estimated cost)

The combined company will be led by a veteran management team – including Vaxart’s Chief Executive Officer Wouter Latour, M.D. – with deep experience in vaccines and immunology and will be overseen by a Board of Directors with extensive pharmaceutical and biotechnology experience. Each member of your future Board and management team has a proven track record in all key aspects of the biopharmaceuticals industry.

MAXIMIZING THE VALUE OF AVIRAGEN

Your Board unanimously believes that the proposed merger with Vaxart maximizes value for and is in the best interests of all Aviragen stockholders.

Based on the valuations of a selected set of publicly traded vaccine companiesii, Vaxart’s estimated potential valuation prior to the merger is approximately $158 million. Based on the ownership structure in the transaction, this would imply a value of the combined company at $264 million, with the potential value of Aviragen in the merger being $106 million. This is a significant improvement in value compared to Aviragen’s current market capitalization of approximately $24 millioniii.

Following completion of the transaction, Aviragen stockholders will own 40 percent of the combined company. This will provide all Aviragen stockholders the opportunity to participate in the significant upside potential that can be realized in the merger.

Aviragen Therapeutics 2500 Northwinds Parkway, Suite 100 Alpharetta, GA 30009 Tel: (678) 221-3343

VAXART TRANSACTION IS THE RESULT OF AN EXTENSIVE REVIEW OF STRATEGIC ALTERNATIVES

In April of 2017, your Board announced that it would be conducting a process to review the Aviragen strategic alternatives. Your Board formed an independent transactions committee that evaluated a number of options, including a business combination or strategic merger, in-licensing clinical stage programs, acquisitions, liquidation and other transactions that would complement Aviragen’s current assets.

Aviragen’s independent financial advisor, Stifel, at the instruction of your Board, sent non-confidential materials to a total of 65 parties. Aviragen received indications of interest from 16 parties, including Vaxart, and over the following months, the Company and its advisors held multiple discussions and meetings with seven parties.

As part of this process, your Board also reviewed and analyzed the liquidation value of Aviragen. It was determined that, compared to other unrealistic estimates that have been previously assumed by others, the realistic liquidation value of Aviragen was estimated at only $22.4 million – or $0.58 per share – as of October 31, 2017. More importantly, there can be no assurances as to the actual amount or timing of available cash left to distribute to stockholders after paying debts, other obligations and setting aside funds for reserves.

Taking all of these factors into account, your Board – at the recommendation of the transactions committee – ultimately accepted Vaxart’s offer as Aviragen’s directors unanimously agreed that it was in the best interest of all of the Company’s stockholders.

AVIRAGEN QUESTIONS THE TRUE MOTIVES OF THE CAS GROUP AND ITS SELF-SERVING CAMPAIGN

The CAS Group – which is comprised of Digirad Corporation, East Hill Management and Thomas Clay – is attempting to derail our pending merger with Vaxart so that it has the opportunity to replace your Board at our upcoming Annual Meeting of Stockholders. Your Board takes its fiduciary duties very seriously. Despite having recently purchased only 1,000 shares for $681, Digirad is fronting the expenses of the CAS Group. You have to ask yourself, with such a small investment, with no management or board experience in drug development, and no stated alternative plans for Aviragen that they will share with you, what is Digirad’s real agenda? As you prepare to vote on the proposed merger, your Board believes that it is important that Aviragen stockholders have a more complete picture of the CAS Group:

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The CAS Group demonstrates a lack of understanding of Aviragen’s business and the biotechnology industry: The proxy statement filed by the CAS Group with the U.S. Securities and Exchange Commission (“SEC”) contained numerous factual errors and demonstrated a fundamental lack of understanding about Aviragen, Vaxart, the pharmaceutical industry and biotechnology companies.

Aviragen Therapeutics 2500 Northwinds Parkway, Suite 100 Alpharetta, GA 30009 Tel: (678) 221-3343

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The CAS Group has no alternative plan to the merger: The CAS Group has not provided you with any value creating alternative to the proposed merger with Vaxart. All they suggest is that they will also explore “strategies”, which will dissipate the Company’s cash resources and make your investment in Aviragen less valuable. Your Board believes this represents an attempt by the CAS Group to take control of Aviragen without appropriately compensating all Aviragen stockholders and asks that you question whether the CAS Group’s interests are the same as yours.

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Digirad has a track record of value destruction: Since its current CEO was appointed on September 1, 2014, Digirad’s share price has declined from $3.61 per share to its current price of $2.65 per share. This current share price represents a decline of more than 58 percent from Digirad’s peak share price over the last five years. Further, in the spring of 2017, Digirad conducted a campaign to replace directors at Birner Dental Management Services (“BDMS”). Since Digirad’s nominees joined the BDMS board, BDMS’s share price has fallen by more than 40 percent from $13.50 to $8.00iv. Is there any reason why you would want the CAS Group’s nominees who have been backed by the poor-performing Digirad to run your company?

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Digirad’s role in the CAS Group should be questioned: Digirad is a publicly traded company that is spending more than $100,000 of its corporate funds on legal and other fees related to its proxy solicitation for a total investment in Aviragen of approximately $681, including broker commissions. Both Aviragen and Digirad stockholders should question why Digirad would spend such significant amounts of its stockholders’ money in this campaign with an investment of only $681. You have to question whether there are undisclosed financial arrangements among the CAS Group, which could violate securities laws.

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Digirad’s Chairman of the Board, Jeffrey Eberwein, has a history of securities laws violations: The SEC found that Mr. Eberwein violated securities laws by depriving investors “of key facts needed to make informed decisions” during a series of activist campaigns. Mr. Eberwein and his hedge fund, Lone Star Value Management, paid a fine of $210,000 and agreed to a cease and desist to settle those charges[v]. Would Aviragen stockholders want their company to be under the control of people who have settled multiple charges of securities laws violations?

Aviragen Therapeutics 2500 Northwinds Parkway, Suite 100 Alpharetta, GA 30009 Tel: (678) 221-3343

VOTE FOR THE PROPOSED MERGER WITH VAXART TODAY

EACH VOTE IS IMPORTANT

Each vote is extremely important, no matter how many or how few shares are owned. The affirmative vote of the holders of a majority of the shares of Aviragen common stock properly cast at the Aviragen Special Meeting, presuming a quorum is present, is required to approve the proposed merger. Aviragen stockholders of record at the close of business on January 2, 2018 are entitled to vote at the Special Meeting. Please take a moment to vote FOR the proposals necessary to approve the proposed merger today – by telephone, by Internet or by signing, dating and returning the WHITE proxy card received with the proxy statement. Please discard any BLUE proxy card you may receive from the CAS Group.

If you have any questions or need assistance voting your shares you should contact Aviragen’s proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 967-5074.

On behalf of your Board of Directors, we thank you for your continued support. We are confident that the proposed merger with Vaxart is in the best interests of all Aviragen stockholders.

Sincerely,

/s/	/s/

Russ Plumb Chairman	Joseph Patti, PhD Chief Executive Officer

Advisors

Stifel, Nicolaus & Company, Incorporated is acting as financial advisor to Aviragen, and Dechert LLP is serving as legal counsel to Aviragen.

About Aviragen Therapeutics

Aviragen Therapeutics is focused on the discovery and development of the next generation of direct-acting antivirals to treat infections that have limited therapeutic options and affect a significant number of patients globally. It has three Phase 2 clinical stage compounds: BTA074 (teslexivir), an antiviral treatment for condyloma caused by human papillomavirus types 6 and 11; vapendavir, a capsid inhibitor for the prevention or treatment of rhinovirus upper respiratory infections; and BTA585 (enzaplatovir), a fusion protein inhibitor in development for the treatment of respiratory syncytial virus infections. Aviragen also receives royalties from marketed influenza products, Relenza® and Inavir®. For additional information, please visit www.aviragentherapeutics.com.

Aviragen Therapeutics® is a registered trademark. Relenza® is a registered trademark of GlaxoSmithKline Pharmaceuticals, Ltd., and Inavir® is a registered trademark of Daiichi Sankyo Company, Ltd.

Aviragen Therapeutics 2500 Northwinds Parkway, Suite 100 Alpharetta, GA 30009 Tel: (678) 221-3343

Forward Looking Statements

This press release contains forward-looking statements about Aviragen Therapeutics, Inc. and Vaxart Inc., and their respective businesses, business prospects, strategy and plans, including but not limited to statements regarding the estimated value of the combined company; anticipated preclinical and clinical drug development activities, timelines and market opportunities; the combined company being well-funded to advance its programs; and the combined company’s ability to accelerate development of Vaxart’s vaccine candidates and generate near and long term value for stockholders. All statements other than statements of historical facts included in this press release are forward looking statements. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward looking statements. These forward looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation: the risk that the conditions to the closing of the merger are not satisfied, the failure to timely or at all obtain stockholder approval for the merger; uncertainties as to the timing of the consummation of the merger and the ability of each of Aviragen and Vaxart to consummate the merger; risks related to Aviragen’s ability to correctly estimate its operating expenses and its expenses associated with the merger; risks related to the market price of Aviragen’s common stock relative to the exchange ratio; the ability of Aviragen or Vaxart to protect their respective intellectual property rights; competitive responses to the merger; unexpected costs, charges or expenses resulting from the merger; and potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger. The vaccine candidates that Vaxart develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all. In addition, future clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release and such vaccine candidates may not successfully commercialized. Additional factors that may cause actual results to differ materially from such forward looking statements include those identified under the caption “Risk Factors” in the documents filed by Aviragen with the Securities and Exchange Commission from time to time, including its Proxy/Prospectus on Form S-4, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by applicable law or regulation, neither Aviragen nor Vaxart undertakes any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

Additional Information About the Merger and Where to Find It

In connection with the proposed strategic merger, Aviragen and Vaxart have filed relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4, as amended, that contains a prospectus and a joint proxy statement. Investors may obtain the proxy statement/prospectus, as well as other filings containing important information about Aviragen, Vaxart and the merger, free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Aviragen by directing a written request to: Aviragen Therapeutics, Inc. 2500 Northwinds Parkway, Suite 100, Alpharetta, GA 30009, Attention: Corporate Secretary or delivered via email to investors@aviragentherapeutics.com. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the merger.

Aviragen Therapeutics 2500 Northwinds Parkway, Suite 100 Alpharetta, GA 30009 Tel: (678) 221-3343

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Aviragen and Vaxart and their respective directors and officers and certain of their other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Aviragen in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger are included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Aviragen is also included in Aviragen’s Annual Report on Forms 10-K for the year ended June 30, 2017, filed with the SEC on September 1, 2017, and the Form 10-K/A filed with the SEC on October 20, 2017. These documents are available free of charge from the sources indicated above.

Contacts

Mark Colonnese

Executive Vice President and Chief Financial Officer

Aviragen Therapeutics, Inc.

(678) 221-3381

mcolonnese@aviragentherapeutics.com

Beth DelGiacco

Stern Investor Relations, Inc.

(212) 362-1200

beth@sternir.com

Kristian Klein

D.F. King & Co., Inc.

(212) 232-2247

Winnie Lerner / Nick Leasure

Finsbury

(646) 805-2855

i Based on Aviragen’s closing share price on January 23, 2018.
ii Financial detail per FactSet, as of 1/9/2018. Note: equity values are calculated using basic shares outstanding.
iii Based on Aviragen’s closing share price on January 23, 2018.
iv Based on Birner Dental Management Services’ closing share prices on June 20, 2017 and January 23, 2018.
v Corrected Order Instituting Cease-and-Desist Proceedings In the Matter of Jeffrey E. Eberwein, et al. dated February 14, 2017, available at: https://www.sec.gov/litigation/admin/2017/34-80038.pdf.

Aviragen Therapeutics 2500 Northwinds Parkway, Suite 100 Alpharetta, GA 30009 Tel: (678) 221-3343